Exhibit 99.1
                       Competitive Technologies
       Licenses Homocysteine Assay to Diagnostic Products Corp.

    Business Editors/Health/Medical Writers

    FAIRFIELD, Conn. & LOS ANGELES--(BUSINESS WIRE)--Nov. 23, 2004--

    DPC Homocysteine Assays Carry Pass-Through License to Customers

    Competitive Technologies, Inc. (AMEX:CTT) and Diagnostics Products Corp. (NYSE:DP) announced today that a homocysteine assay license has been granted to DPC under CTT's U.S. Patent Number 4,940,658 relating to homocysteine medical tests.
    "We are very pleased to issue this license to DPC, a recognized leader in the field of immunodiagnostics," said Aris D. Despo, CTT's VP Life Science Business Development. "This agreement marks another successful step in CTT's active licensing and royalty collection program for the homocysteine assay. We are proceeding with our strategy of enforcing the patent rights of CTT and its clients as affirmed by both the Federal Appeals and Federal District Courts."
    John B. Nano, CTT's President and CEO, said, "The agreement with DPC is further validation of CTT's homocysteine licensing program. CTT continues to expand its recurring revenue stream by leveraging near-term opportunities while executing our long-term strategies for sustained growth. CTT's first quarter will show strong revenue growth and profitability, with the DPC royalty payments further strengthening our second quarter results."
    "This license permits DPC customers to continue to perform homocysteine assays without concern about possible infringement of the CTT homocysteine assay patent," stated Michael Ziering, CEO of DPC, "and it demonstrates our commitment to our customers and their needs."
    Under the agreement, DPC is granted a license under the CTT patent and will pay royalties on sales of DPC homocysteine assays using DPC's IMMULITE(R) and RIA products. DPC's homocysteine assay customers, other than those with unsettled litigation matters, will be covered by the DPC license from CTT. DPC customers that have separate homocysteine licenses from CTT will be relieved of their obligation to pay royalties on reportable homocysteine results obtained using the DPC assay by virtue of the royalty paid by DPC to CTT.
    The negotiated agreement between CTT and DPC includes an up-front license fee of $1.375 million, releasing DPC's customers of any obligation to pay royalties to CTT for homocysteine test results obtained using DPC assays in the past.
    The settlement and license does not relieve DPC customers for royalties on past or future assays for methylmalonic acid, for which CTT will separately require a license to perform such assays.
    The homocysteine patent is derived from discoveries made by CTT's clients, Drs. Robert Allen and Sally Stabler from the University of Colorado and the late Dr. John Lindenbaum from Columbia University.

    About Diagnostic Products Corporation

    Diagnostic Products Corporation, founded in 1971, is the global leader dedicated exclusively to immunodiagnostics. DPC's product menu includes about 75 immunoassays and over 350 specific allergens and allergy panels. In addition, DPC addresses the chemistry and laboratory automation testing needs of its customers through partnerships with manufacturers of chemistry systems and reagents. The combined chemistry and immunoassay menu is one of the largest and most diversified available, covering most laboratory tests requested. DPC also designs and manufactures automated laboratory instrumentation, which provides fast, accurate results while reducing labor and reagent costs. DPC sells its products to hospitals, clinics and laboratories in more than 100 countries.
    DPC is committed to delivering to customers the highest quality products with superior service and support. The turquoise zebra icon symbolizes DPC's uniqueness in the immunodiagnostic industry as "a company that stands out." Additional Company information can be found on the Company's website at www.dpcweb.com.

    Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These factors include the effects of governmental and other actions relating to the FDA's decision that its Application Integrity Policy should be applied to the Company or relating to the Company's Chinese affiliate; the rate of customer demand for the Company's products; the Company's ability to successfully market new and existing products; its dependence on certain suppliers; domestic and foreign government regulation; its ability to keep abreast of technological innovations and to translate them into new products; competition; political and economic instability in certain markets including the movements of foreign currencies relative to the dollar; and other risks and uncertainties disclosed from time to time in the Company's SEC reports and filings.

    About Competitive Technologies, Inc.

    Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, digital, nano, and physical sciences developed by universities, companies and inventors. The global market for technology transfer services is estimated at $150 billion annually. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net.

    Statements about our future expectations, including development and regulatory plans, and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. These statements involve risks and uncertainties inherent in our business, including those set forth in
Item 7 under the caption "Risk Factors," in our most recent Annual Report on Form 10-K filed with the SEC on October 29, 2004, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.


    CONTACT: Strategic IR, Inc.
             Johnnie D. Johnson, 212-754-6565
                                 212-754-4333 (fax)
             jdjohnson@strategic-ir.com
             or
             ctt@competitivetech.net